UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 15, 2023, the board of directors of Nxu, Inc. (“Nxu”) approved a reverse stock split (the “Reverse Stock Split”) of Nxu’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-150 (the “Reverse Stock Split Ratio”). The Reverse Stock Split is expected to become effective immediately after the close of trading on The Nasdaq Stock Market LLC (“Nasdaq”) on December 26, 2023 (the “Effective Time”), and Nxu’s Common Stock is expected to begin trading on Nasdaq on a split-adjusted basis at the opening of trading on December 27, 2023, under the existing ticker symbol “NXU”, new CUSIP number 62956D204, and new ISIN number US62956D2045.

The Reverse Stock Split was approved by Nxu’s stockholders by means of a written consent on November 2, 2023, which consent became effective as of December 17, 2023, with the final ratio to be determined by the Board. Nxu will file an amendment to its Certificate of Incorporation (the “Charter”) to implement the Reverse Stock Split as of the Effective Time. The primary goal of the Reverse Stock Split is to increase the per share market price of the Common Stock to regain compliance with the minimum $1.00 average closing price requirement for continued listing on Nasdaq.

At the Effective Time, every 150 shares of Common Stock issued and outstanding will be automatically combined and converted into one share of Common Stock. The total number of shares of Common Stock authorized for issuance under the Charter, the par value per share of Common Stock, and the number of shares of all other classes of stock authorized under the Charter other than the Common Stock will not change.

In addition, equitable adjustments corresponding to the Reverse Stock Split Ratio will be made to the number of shares of Common Stock underlying Nxu’s outstanding equity awards and the number of shares issuable under Nxu's equity incentive plan. Equitable adjustments corresponding to the Reverse Stock Split Ratio will also be made to issued and outstanding shares of Nxu’s Class B common stock, par value $0.0001 per share, and to the number of shares of Common Stock underlying Nxu’s outstanding warrants, as well as the applicable exercise price.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive one whole share of Common Stock in lieu of such fractional share.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. When used in this Current Report, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, statements regarding the timing and effective date of the Reverse Stock Split and Nxu’s ability to regain compliance with the listing rules of Nasdaq. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent annual report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC. All forward-looking statements in this Current Report are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

Date: December 22, 2023	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer